Exhibit 99.1

Paul N. Silverstein		Jason S. Brookner
S.D.N.Y. Bar No. PS-5098		Texas State Bar No. 24033684
ANDREWS KURTH LLP		ANDREWS KURTH LLP
450 Lexington Avenue		1717 Main Street, Suite 3700
New York, New York 10017		Dallas, Texas 75201
Telephone:	(212) 850-2800	Telephone:	(214) 659-4400
Facsimile:	(212) 850-2929	Facsimile:	(214) 659-4829

ATTORNEYS FOR THE DEBTORS

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

FORT WORTH DIVISION

In re:	§	Chapter 11
§
KITTY HAWK, INC., et al.,	§	Case No. 07-44536-RFN-11
§
Debtors.	§	Jointly Administered

SECOND AMENDED JOINT CHAPTER 11 PLAN OF KITTY HAWK, INC., ET AL.

Kitty Hawk, Inc., Kitty Hawk Cargo, Inc., Kitty Hawk Aircargo, Inc., Kitty Hawk Ground, Inc. and KH Ground, Inc., as debtors and debtors in possession in the above-captioned jointly administered chapter 11 cases, hereby propose the following Second Amended Joint Chapter 11 Plan pursuant to 11 U.S.C. § 1121(a). Those parties entitled to vote on this Plan are encouraged to consult the accompanying Disclosure Statement as approved by the Bankruptcy Court before voting to accept or reject this Plan.

NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THIS PLAN.

ARTICLE I

DEFINITIONS

For the purposes of this Plan, the following terms shall have the respective meanings set forth below:

1.1           Administrative Claim means any Claim entitled to priority under Section 503(b) of the Bankruptcy Code, including, without limitation, (i) any actual and necessary costs and expenses of preserving the Debtors’ estates; (ii) any Fee Claims; (iii) any fees or charges assessed against the Debtors’ estates under 28 U.S.C. § 1930; (iv) all costs and expenses, including any recording fees, transfer taxes and the like, arising out of or related to the transfer of the Debtors’ assets pursuant to this Plan; and (v) other Claims approved as Administrative Claims as ordered by the Bankruptcy Court.

1.2           Allowed means (A) when used with respect to any Claim, (i) such Claim to the extent it is not a Disputed Claim; (ii) such Claim to the extent it may be Allowed pursuant to a Final Order of the Bankruptcy Court; or (iii) a Disputed Claim, proof of which was timely filed with the Bankruptcy Court, and (a) as to which no objection was filed by the Objection Deadline, unless such Claim is to be determined in a forum other than the Bankruptcy Court, in which case such Claim shall not become Allowed until determined by Final Order of such other forum and Allowed by Final Order of the Bankruptcy Court; or (b) as to which an objection was filed by the Objection Deadline, to the extent Allowed by a Final Order of the Bankruptcy Court; (B) when used with respect to any Equity Interest, (x) any Equity Interest appearing on the Schedule of Equity Interest Holders, in the amounts therein stated; or (y) an Equity Interest, proof of which was timely and properly filed or, if no such proof of Equity Interest was filed, an Equity Interest that has been or is hereafter listed by the Debtors on their Schedules as liquidated in amount and not disputed or contingent or is listed in the Schedule of Equity Interest Holders, and, in either case, as to which no objection to the Allowance thereof has been interposed on or before the applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Court, or this Plan, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder; and (C) when

SECOND AMENDED JOINT CHAPTER 11 PLAN

used with respect to Administrative Claim, such Administrative Claim to the extent Allowed pursuant to Section 5.1.2 hereof.

1.3           ALPA means the Air Line Pilots Association.

1.4           ALPA CBA means the collective bargaining agreement between KHA and the Flight Deck Crewmembers as represented by ALPA, as the same may have been amended or modified from time to time.

1.5           ALPA Claims means, collectively, the Claims against the Debtors asserted by ALPA in the ALPA WARN Action, the proofs of claim filed by ALPA in the Chapter 11 Cases, and all grievances filed by ALPA against KHA under the ALPA CBA.

1.6           ALPA WARN Action means the action captioned ALPA v. Kitty Hawk Aircargo, Inc., Adversary No. 08-4006, pending in the Bankruptcy Court.

1.7           Ballot means the ballot upon which holders in classes entitled to vote on this Plan vote to accept or reject this Plan.

1.8           Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. § 101 et seq., as now in effect or hereafter amended.

1.9           Bankruptcy Court means the United States Bankruptcy Court for the Northern District of Texas (Fort Worth Division), in which the Chapter 11 Cases are pending.

1.10         Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court pursuant to 28 U.S.C. § 2075, including the Interim Bankruptcy Rules Approved by the Advisory Committee on Bankruptcy Rules and the Committee on Rules of Practice and Procedure of the Judicial Conference of the United States in August 2005.

1.11         Bar Date means the last date to file a proof of claim against the Debtors. Unless otherwise provided in an order of the Bankruptcy Court or the Bankruptcy Code, the Bar Date for all creditors, other than Governmental Entities, was March 18, 2008. The Bar Date for Governmental Entities was April 12, 2008.

1.12         Business Day means any day other than a Saturday, Sunday or “legal holiday” as  defined in Bankruptcy
Rule 9006(a).

1.13         Cash means U.S. Dollars, check drawn on a domestic bank or wire transfer from a domestic bank.

1.14         Cause of Action means any and all claims, rights, actions, defenses, damages, executions, demands, suits, choses in action, controversies, agreements, provisions, rights to legal or equitable remedies and rights to payment, whether or not known, reduced to judgment, liquidated, fixed, contingent, matured, disputed, secured or unsecured, and whether asserted or assertable directly or indirectly, at law or in equity or otherwise, under any applicable law (including actions under Chapter 5 of the Bankruptcy Code) accruing to the Debtors.

1.15         Chapter 11 Cases means the above-captioned, jointly administered chapter 11 bankruptcy cases of the Debtors.

1.16         Claim means a claim against a Debtor within the meaning of Section 101(5) of the Bankruptcy Code.

1.17         Closing Date means the date upon which the Bankruptcy Court enters a final decree, pursuant to Section 350 of the Bankruptcy Code, closing the Chapter 11 Cases.

1.18         Committee means the Official Committee of Unsecured Creditors serving in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code, as its composition may be reconstituted from time to time by the addition, resignation and/or removal of its members.

1.19         Confirmation Date means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket maintained by the clerk’s office.

1.20         Confirmation Hearing means the hearing at which the Bankruptcy Court considers confirmation of this Plan pursuant to Sections 1128 and 1129 of the Bankruptcy Code.

1.21         Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

1.22         Debtors means KHK, KHG, KHA, KHC and KHGI, collectively, as debtors and debtors in possession.

1.23         Disbursing Agent means any Person in its capacity as a disbursing agent under Article VIII of this Plan. Unless otherwise provided, the Estate Representative shall act as Disbursing Agent hereunder.

1.24         Disclosure Statement means the disclosure statement of even date herewith relating to this Plan and any amendments thereto, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

1.25         Disputed Claim means: (i) every Claim that appears on the Debtors’ Schedules as disputed, contingent or unliquidated and for which no proof of claim has been filed with the Bankruptcy Court; (ii) every Claim, or part thereof, proof of which has been filed with the Bankruptcy Court and as to which an objection to the Allowance thereof, in whole or in part, has been or is interposed on or prior to the Objection Deadline or such other time as may be directed by the Bankruptcy Court and which objection has not been withdrawn, settled or determined by a Final Order of the Bankruptcy Court; and (iii) every Administrative Claim, or part thereof, as to which an objection to the Allowance thereof, in whole or in part, has been or is interposed on or prior to the Objection Deadline.

1.26         Disputed Claims Reserve means a segregated interest-bearing account to be established by the Estate Representative, in an amount equal to the Withheld Distribution Amount.

1.27         Effective Date means the date on which all the conditions to the effectiveness of this Plan have been satisfied or waived as provided in Article XI hereof.

1.28         Equity Interest means any “equity security” of the Debtors, as that term is defined in Section 101(16) of the Bankruptcy Code including, but not limited to, all common stock, preferred stock, and warrants, options or other rights to purchase stock in one of the Debtors.

1.29         Estate Representative means the person designated under this Plan to liquidate the Estates’ remaining assets and make distributions to creditors hereunder, who shall initially be Jessica L. Wilson.

1.30         Estates means the estates of the Debtors created on the Petition Date, pursuant to Section 541 of the Bankruptcy Code.

1.31         Fee Claim means any Claim by a Professional Person under Sections 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and/or reimbursement of expenses in the Chapter 11 Cases.

1.32         Final Order means an order issued by a court of competent jurisdiction as to which: (i) no request for stay of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed, including any extensions thereof; (ii) no petition for rehearing or reconsideration of the action or order, or protest of any kind, is pending and the time for filing any such petition or protest is passed; (iii) the action or order is not under reconsideration or review on the court’s own motion and the time for such reconsideration or review has passed; and (iv) the action or order is not then under judicial review, there is no notice of appeal or other application for judicial review pending, and the deadline for filing such notice of appeal or other application for judicial review has passed, including any extensions thereof.

1.33         General Unsecured Claim means any Claim against a Debtor that is not an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Secured Claim or an ALPA Claim.

1.34         Governmental Entity means any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

1.35         Initial Distribution Date means the later of (i) the ninety-first (91st) day following the Effective Date or such later date as the Estate Representative, in consultation with the Post-Confirmation Committee, makes the initial distribution to holders of Allowed Claims under this Plan; (ii) the next date upon which the Estate Representative makes a distribution following the date on which a Disputed Claim becomes Allowed; or (iii) such other date as may be or has been agreed upon by the Debtors and/or the Estate Representative and the holder of an Allowed Claim with respect to the payment of such Allowed Claim hereunder.

1.36         Intercompany Claim means any Claim held by one Debtor against another Debtor.

1.37         KHK means Kitty Hawk, Inc.

1.38         KHC means Kitty Hawk Cargo, Inc.

1.39         KHA means Kitty Hawk Aircargo, Inc.

1.40         KHG means Kitty Hawk Ground, Inc.

1.41         KHGI means KH Ground, Inc.

1.42         Liability means a Claim and any other liability, debt or obligation of the Debtors, of any kind of nature (including any Administrative Claims and other obligations incurred before the Confirmation Date) and shall include all Claims sounding in tort, contract, warranty or any other theory of law, equity or admiralty, whether known or unknown, legal or equitable, matured or unmatured, contingent or non-contingent, senior or subordinated, liquidated or unliquidated.

1.43         Lien means, with respect to any asset or right, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, claim, charge, security interest, conditional sale agreement, title, exception, or encumbrance, option, right of first offer or refusal, easement, servitude, voting or transfer restriction, or any other right of another to, or adverse claim of any kind in respect of, such asset or right.

1.44         Local Rules means the Local Bankruptcy Rules of the United States Bankruptcy Court for the Northern District of Texas and all accompanying appendices, administrative procedures, guidelines, standing orders and general orders, as the same may be amended, modified or supplemented from time to time.

1.45         Objection Deadline means the date by which objections to Administrative Claims, Claims and Equity Interests shall be filed with the Bankruptcy Court and served upon the holders thereof which date shall be, unless otherwise extended by a Bankruptcy Court order, (i) for Administrative Claims, the date that is thirty (30) days after a request for payment of such Claim has been filed and served in accordance with Section 5.1.1 of this Plan; and (ii) for all other Claims and Equity Interests, the date that is ninety (90) days after the Effective Date.

1.46         Person means any individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, Governmental Entity or any agency or political subdivision thereof, or other entity.

1.47         Petition Date means October 15, 2007.

1.48         Plan means this Second Amended Joint Chapter 11 Plan (including all supplements related hereto), either in its present form or as it may hereafter be altered, amended or modified from time to time.

1.49         Post-Confirmation Committee means the committee established on the Effective Date with such duties and responsibilities as set forth in Section 7.11 of this Plan.

1.50         Priority Non-Tax Claim means any Claim that is entitled to priority in payment pursuant to Sections 507(a)(4), (5), (6), (7) or (9) of the Bankruptcy Code and that is not an Administrative Claim or a Priority Tax Claim.

1.51         Priority Tax Claim means any Claim of a Governmental Entity of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

1.52         Professional Fee Reserve means the segregated reserve account to be established by the Estate Representative pursuant to Section 8.3 hereof which is earmarked solely for, and from which Fee Claims of Professional Persons shall be paid. The amount of the Professional Fee Reserve shall be the aggregate estimated amount of fees and expenses of Professional Persons set forth in the Debtors’ monthly operating reports filed with the Bankruptcy Court. The amount in the Professional Fee Reserve shall be used solely and exclusively for the payment of Allowed Fee Claims, subject only to Section 5.1.4 hereof.

1.53         Professional Person means any Person retained or to be compensated pursuant to Sections 327, 328, 330, 331,
503(b) or 1103 of the Bankruptcy Code.

1.54         Schedule of Equity Interest Holders means the list of Equity Interests filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(a)(3), as the same may have been or may hereafter be amended or supplemented in accordance with Bankruptcy Rule 1009 or any order of the Bankruptcy Court.

1.55         Schedules means: (i) the schedules of assets and liabilities filed by the Debtors with the Bankruptcy Court pursuant to Section 521(1) of the Bankruptcy Code, as they may have been or may hereafter be amended or supplemented in accordance with Bankruptcy Rule 1009 or any order of the Bankruptcy Court and (ii) the Schedule of Equity Interest Holders.

1.56         Secured Claim means any Claim secured by a Lien on collateral to the extent of the lesser of the Allowed amount of such Claim and the value of such collateral (a) as set forth in this Plan, (b) as agreed to by the holder of such Claim and the Debtors or (c) as determined by a Final Order in accordance with Section 506(a) of the Bankruptcy Code, or in the event that such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the lesser of the Allowed amount of such Claim and the amount of such setoff (x) as set forth in this Plan, (y) as agreed to by the holder of such Claim and the Debtors or (z) as determined by a Final Order.

1.57         Statements of Financial Affairs means the statements of financial affairs accompanying the Schedules filed by the Debtors with the Bankruptcy Court pursuant to Section 521(1) of the Bankruptcy Code as they may have been or may hereafter be amended or supplemented in accordance with Bankruptcy Rule 1009 or any order of the Bankruptcy Court.

1.58         Subsidiary Debtors means all of the Debtors except KHK.

1.59         Subsequent Distribution Date means the date(s) upon which the Estate Representative makes a distribution to holders of Allowed Claims after the Initial Distribution Date. Subsequent Distribution Dates shall occur not more than once each calendar quarter and not less than once every six (6) months, unless otherwise agreed to by the Estate Representative and the Post-Confirmation Committee, but in any event, not less than once per year.

1.60         Substantial Consummation means: (i) the transfer of all or substantially all of the property proposed by this Plan to be transferred; (ii) assumption by the Debtors or their successors under this Plan of the business or management of all or substantially all of the property dealt with by this Plan; and (iii) commencement of distributions under this Plan, all of which shall be deemed to have occurred on the Effective Date.

1.61         Tabulation Agent means BMC Group, Inc., the Debtors’ claims, noticing and tabulation agent in the Chapter 11 Cases, appointed pursuant to order of the Bankruptcy Court.

1.62         Voting Record Date means the date for determining whether the holder of a Claim or Equity Interest is entitled to vote to accept or reject the Plan which is May 15, 2008.

1.63         Voting Deadline means the date set by the Bankruptcy Court by which Ballots for accepting or rejecting this Plan must be received by the Debtors, which is June 16, 2008.

1.64         Withheld Distribution Amount means such amounts of property as the Disbursing Agent shall withhold from distribution to holders of Claims on account of Disputed Claims, in an amount equal to the full amount otherwise distributable under this Plan in respect of such Disputed Claims, pending the Allowance or disallowance of such Disputed Claim, in whole or in part.

ARTICLE II

INTERPRETATION AND CONSTRUCTION

2.1           Interpretation.  Unless otherwise specified herein, all section, article and exhibit references in this Plan are to the respective section in, article of, and exhibit to, this Plan, as the same may be amended, waived or modified from time to time. All headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of this Plan.

2.2           Construction and Application of Bankruptcy Code Definitions.  Unless otherwise defined herein, words and terms defined in Section 101 of the Bankruptcy Code shall have the same meanings when used in this Plan. Words or terms used but not defined herein shall have the meaning ascribed to such terms or words, if any, in the Bankruptcy Code. The rules of construction contained in Section 102 of the Bankruptcy Code shall apply to the construction of this Plan.

2.3           Other Terms.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular article, section, subsection or clause contained in this Plan.

2.4           Plan Documents.  The Plan Documents are incorporated into and made a part of this Plan as if set forth in full herein.

2.5           Inconsistencies.  To the extent there are any inconsistencies between the terms of this Plan and the Disclosure Statement, the term of this Plan shall govern.

ARTICLE III

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

The following tables designate the Classes of Claims against and Equity Interests in each of the Debtors and specify which of those Classes are (i) impaired or unimpaired by this Plan in accordance with Section 1124 of the Bankruptcy Code and (ii) entitled to vote to accept or reject this Plan in accordance with Section 1126 of the Bankruptcy Code.

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	Unimpaired	No
Class 2	Secured Claims	Unimpaired	No
Class 3	ALPA Claims	Impaired	Yes
Class 4	General Unsecured Claims	Impaired	Yes
Class 5	Intercompany Claims	Impaired	No
Class 6	Equity Interests in KHK	Impaired	No
Class 7	Equity Interests in the Subsidiary Debtors	Impaired	No

3.1           Administrative Claims and Priority Tax Claims. Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving distributions under this Plan. Instead, all such Claims shall be treated separately as unclassified Claims on the terms set forth in Article V.

ARTICLE IV

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1           Class 1 — Priority Non-Tax Claims.  Except to the extent that a holder of an Allowed Priority Non-Tax Claim has agreed or agrees to a different treatment of such Claim, each such holder shall receive on the Initial Distribution Date, in full satisfaction of such Claim, Cash in an amount equal to the Allowed amount of such Claim.

4.2           Class 2 — Secured Claims.  Each holder of an Allowed Secured Claim shall receive on the Initial Distribution Date, at the option of the Estate Representative, either (i) the collateral securing such Claim, (ii) Cash in an amount equal to the lesser of (x) the Allowed amount of such Claim, together with interest thereon and any reasonable fees, costs, or charges to the extent permitted under Section 506(b) of the Bankruptcy Code or (y) the value of the collateral securing such Claim, (iii) the treatment required under Section 1124(2) of the Bankruptcy Code for such Claim to be unimpaired, or (iv) such other treatment to which the Reorganized Debtors and the holder of the Claim holder shall agree. Any Governmental Entity holding a Secured Claim for ad valorem business personal property taxes shall retain its lien until such Claim is paid full.

4.3           Class 3 — ALPA Claims.  In full and final satisfaction and settlement of the ALPA Claims, the ALPA Claims shall receive the following treatment: (i) ALPA shall receive $936,925 in Cash on the Effective Date, payable directly to ALPA’s members as directed by ALPA; (ii) the Debtors will pay the prepetition expense reports of ALPA’s members, to the extent credible and subject to the cap on wage claims under section 507(a)(4) of the Bankruptcy Code; (iii) the ALPA CBA shall be terminated effective as of the Effective Date; (iv) ALPA shall pay $52,401.44 as reimbursement to the Debtors for pilot payroll paid while pilots were working on ALPA business (which amount has already been paid by ALPA); (v) ALPA shall reimburse the Debtors for $9,318.50 in dues overpayments; (vi) $5,224 shall be withheld by the Debtors from payments to ALPA on account of dues that should have previously been withheld; and (vii) the parties shall exchange mutual releases.

4.4           Class 4 — General Unsecured Claims.  Each holder of an Allowed General Unsecured Claim shall receive its pro rata share of Cash generated from the Estate Representative’s liquidation of the Debtors’ remaining assets, after payment of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Secured Claims and all administrative costs and expenses incurred by the Estate Representative. The first distribution to holders of Allowed General Unsecured Claims shall take place on the Initial Distribution Date, with additional distributions to be made on Subsequent Distribution Dates until the Debtors’ assets have been completely liquidated and all resulting Cash distributed.

4.5           Class 5 — Intercompany Claims.  All Intercompany Claims by and against the Debtors shall be eliminated and cancelled.

4.6           Class 6 — Equity Interests in KHK.  On the Closing Date, all Equity Interests in KHK shall be deemed cancelled, terminated, extinguished, and void. After the Effective Date and until the Closing Date, holders of Equity Interests in KHK may not trade their Equity Interests, and no trades shall be recognized by the Debtors or the Estate Representative or on their respective books and records. KHK Equity Interests shall be de-listed from all trading exchanges on the Effective Date.

4.7           Class 7 — Equity Interest in the Subsidiary Debtors.  On the Closing Date, all Equity Interests in the Subsidiary Debtors shall be deemed cancelled, terminated, extinguished and void.

ARTICLE V

TREATMENT OF UNCLASSIFIED CLAIMS

5.1           Administrative Claims.  All Administrative Claims against the Debtors shall be treated as follows:

5.1.1        Time for Filing.  Except as set forth in Section 503(b)(1)(D) of the Bankruptcy Code, all holders of Administrative Claims arising from the Petition Date through the Confirmation Date, other than Professional Persons holding Fee Claims, shall file with the Bankruptcy Court a request for payment of such Claims within thirty (30) days after the Confirmation Date, unless an earlier date has been set by separate order of the Bankruptcy Court. Any such request must be served on the Debtors, their counsel, the Estate Representative and the Post-Confirmation Committee and must, at a minimum, set forth (i) the name of the holder of the Claim; (ii) the amount of the Claim; and (iii) the basis for the Claim. A failure to file any such request in a timely fashion will result in the Administrative Claim in question being discharged and its holder forever barred from asserting such Administrative Claim against the Debtors. If a request for payment of an Administrative Claim has previously been filed, it is not necessary to file another request for payment of such Administrative Claim.

5.1.2        Allowance.  An Administrative Claim for which a request for payment has been properly filed (except as set forth in Section 503(b)(1)(D) of the Bankruptcy Code) shall become an Allowed Administrative Claim unless an objection is filed by the Objection Deadline.  If an objection is timely filed, the Administrative Claim in question shall become an Allowed Administrative Claim only to the extent so Allowed by Final Order of the Bankruptcy Court.

5.1.3        Payment.  Except to the extent that a holder of an Allowed Administrative Claim has agreed or agrees to a different treatment of such Claim, each holder of an Allowed Administrative Claim shall receive, on account of and in full satisfaction of such Claim, Cash in an amount equal to the Allowed amount of such Claim on the later of (A) the Effective Date (or as soon thereafter as is reasonably practical) or (B) ten (10) days after a Bankruptcy Court order allowing the Administrative Claim has been entered on the Bankruptcy Court’s docket.

5.1.4        Fee Claims.  Every Professional Person holding a Fee Claim that has not previously been the subject of a final application for compensation and reimbursement of expenses and accompanying Bankruptcy Court order shall file such an application no later than the date that is thirty (30) days after the Effective Date. Any such final fee application shall conform to and comply with the Bankruptcy Code, the Bankruptcy Rules, and Local Rules. The last date to object to final fee applications shall be the twenty-third (23rd) day after such fee application has been filed with the Bankruptcy Court. All final fee applications shall be set for hearing on the same day, as the Bankruptcy Court’s calendar permits, after consultation with counsel for the Debtors. Allowed Fee Claims shall be paid in full in Cash by the Estate Representative from the Professional Fee Reserve within twenty (20) days after a Bankruptcy Court order awarding final compensation has been entered on the Bankruptcy Court’s docket. If the total amount of Allowed Fee Claims exceeds the amount in the Professional Fee Reserve, then the balance of such Fee Claims shall be paid from the reserve established to pay Allowed Administrative Claims hereunder.

5.2           Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has agreed or agrees to a different treatment of such Claim, each holder of an Allowed Priority Tax Claim shall receive on the Effective Date (or as soon thereafter as is reasonably practical), at the option of the Debtors (i) Cash in an amount equal to the Allowed amount of such Claim, or (ii) regular installment payments of Cash (a) having a total value, as of the Effective Date, equal to the Allowed amount of the Claim, (b) over a period ending not later than five (5) years after the Petition Date and (c) in a manner not less favorable than the most favored nonpriority Allowed General Unsecured Claim provided for by the Plan (other than Cash payments made to a Class of creditors under Section 1122(b) of the Bankruptcy Code). To the extent interest is required to be paid on any Priority Tax Claim, the rate of such interest shall be the rate determined under applicable nonbankruptcy law, as set forth in Section 511 of the Bankruptcy Code. To the extent the holder of an Allowed Priority Tax Claim has a lien on the Debtors’ property, such lien shall remain in place until such Allowed Priority Tax Claim has been paid in full. On and after the Effective Date, the Estate Representative will pay all ad valorem property taxes, if any, as they become due, in the ordinary course.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THIS PLAN; EFFECT OF REJECTION BY

ONE OR MORE CLASSES OF CLAIMS

6.1           Classes Entitled to Vote.    The holders of Claims in Classes 1 and 2 are unimpaired, conclusively deemed to have accepted this Plan and are not entitled to vote to accept or reject this Plan. Holders of Claims in Classes 3 and 4 are entitled to vote to accept or reject this Plan. The holders of Equity Interests in Classes 6 and 7 will neither receive nor retain any property under this Plan on account of such Equity Interests, are deemed to reject this Plan and are not entitled to vote to accept or reject this Plan. The holders of Claims in Class 5 are deemed to accept the Plan.

6.2           Class Acceptance Requirement.    A Class of Claims shall have accepted this Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have voted on this Plan.

6.3           Cramdown.    If any Class fails to accept this Plan in accordance with Section 1126(d) of the Bankruptcy Code, the Debtors hereby request that the Bankruptcy Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code.

ARTICLE VII

MEANS FOR IMPLEMENTATION

7.1           Appointment of Estate Representative.      On the Effective Date, the Estate Representative shall take office to administer all assets remaining in the Estates for the benefit of Claim holders entitled to a distribution under this Plan.

7.2           Powers and Duties of the Estate Representative.      The Estate Representative shall have the power, duty and authority, in consultation with the Post-Confirmation Committee, to take all actions necessary and appropriate to liquidate the Estates’ remaining assets and distribute all resulting Cash to Claim holders pursuant to the terms of the Plan, including, but not limited to:

(i)                    the powers of a debtor in possession under Sections 1107 and 1108 of the Bankruptcy Code;

(ii)                   liquidate the Estates’ remaining assets, including Causes of Action;

(iii)                  review, determine, compromise, adjust, arbitrate, litigate or otherwise deal with and resolve Disputed Claims, or supervise others conducting such activities. The Estate Representative may settle any Disputed Claim without notice to any party if the resulting Allowed Claim is less than $100,000. If the resulting amount of the Allowed Claim exceeds $100,000, the Estate Representative may settle such claim without further order of the Bankruptcy Court upon approval of the Post-Confirmation Committee or, if such approval is not given, pursuant to an order of the Bankruptcy Court;

(iv)                  protect, assert and enforce any rights of the Debtors or otherwise vested in the Estate Representative pursuant to the Plan by any method deemed appropriate, including by judicial proceedings pursuant to any applicable law;

(v)                   distribute to each holder of an Allowed Claim its portion of the Cash generated in accordance with the terms of the Plan;

(vi)                  obtain insurance coverage with respect to the Estate Representative’s liabilities and obligations, if any, under the Plan;

(vii)                retain and employ such law firm(s) as counsel to the Estate Representative as the Estate Representative may select on such compensation terms as may be appropriate, payable as an expense of administration in the ordinary course without further order of the Bankruptcy Court;

(viii)               rent office space and such office equipment as the Estate Representative may deem reasonably necessary, including, but not limited to, telephones, personal computers, fax machines, photocopiers and the like;

(ix)                  retain and employ such other experts, professionals, advisors, or services as the Estate Representative may deem reasonably necessary on such compensation terms as may be appropriate, payable as a separate expense of administration in the ordinary course without further order of the Bankruptcy Court;

(x)                   prepare such reports as may be required by the Office of the United States Trustee, or as may otherwise be reasonably requested by the Post-Confirmation Committee;

(xi)                  maintain books and records regarding the liquidation of the Estates’ assets and distributions under the Plan;

(xii)                 file necessary tax returns;

(xiii)                dissolve the Debtors, including filing all necessary documents with all appropriate Secretaries of State or as may otherwise be required;

(xiv)                take all such further action and do all such other things as may be necessary to maximize the value of the Estates’ remaining assets; and

(xv)                 take all such further action and do all such other things as may be necessary or required to carry out the provisions of the Plan.

7.3           Compensation of Estate Representative.    The Estate Representative’s compensation shall be $16,334 per month for the first six (6) months following the Effective Date, and thereafter, as may be agreed to between the Estate Representative and the Post-Confirmation Committee, or as otherwise determined by the Bankruptcy Court.

7.4           Reliance of Estate Representative and Post-Confirmation Committee.    In executing their duties and responsibilities under the Plan, the Estate Representative and the Post-Confirmation Committee may rely, and shall be protected from liability in acting upon: (i) any books, records, documents, instruments or papers maintained by the Debtors in the ordinary course of business; (ii) any instrument, paper, pleading, notice, order or other document on file with the Bankruptcy Court that the Estate Representative and/or the Post-Confirmation Committee believes to be genuine and signed or presented by the proper party or parties; (iii) the advice of counsel; or (iv) the Plan.

7.5           Resignation of Estate Representative.    The Estate Representative may resign on 60 days written notice to the Post-Confirmation Committee and the filing of such resignation with the Bankruptcy Court; provided, however, that the Estate Representative shall continue to serve in such capacity until such time as a successor Estate Representative has taken office.

7.6           Removal of Estate Representative.    The Estate Representative may, upon written application to the Bankruptcy Court, be removed only for “cause,” which shall mean that the Estate Representative has been grossly negligent, has willfully disregarded her duties and responsibilities under the Plan, or has otherwise engaged in willful misconduct.

7.7           Successor Estate Representative.

(a)           upon the Estate Representative’s death, incompetency, removal or resignation, the Post-Confirmation Committee shall appoint a successor Estate Representative, subject to Bankruptcy Court approval after notice and a hearing. Any successor Estate Representative appointed hereunder shall be bound by and abide by the terms of the Plan and shall file a duly executed written instrument with the Bankruptcy Court accepting such appointment and agreeing to be bound by the terms of the Plan. Thereupon, the successor Estate Representative shall be immediately be vested with all title, right, interest, duties and authority of the predecessor Estate Representative with like effect as if originally named in the Plan;  provided, however, that the successor Estate Representative shall not be liable for the acts and omissions of the prior Estate Representative. Upon the Estate Representative’s death, incompetency, removal or resignation, any and all sums due but not yet paid to the Estate Representative shall be paid to the Estate Representative or, upon the Estate Representative’s death or incompetency, to the Estate Representative’s estate.

(b)           Upon the Estate Representative’s removal or resignation, the Estate Representative shall promptly (i) execute and deliver such documents, instruments and other writings as may be reasonably requested by the successor Estate Representative to effect (A) the termination of the Estate Representative’s authority under the Plan and (B) the conveyance of any Cash and such other sums then held by the Estate Representative pursuant to the Plan to her successor; (ii) deliver to the successor Estate Representative all documents, instruments, records and other writings related to the Estates’ assets and Allowed, Disallowed and unresolved Claims as may be in the possession of the Estate Representative; and (iii) otherwise assist and cooperate in effecting the assumption of the Estate Representative’s obligations and functions by the successor Estate Representative.

7.8           Termination.    The duties, responsibilities and powers of the Estate Representative shall terminate after all assets of the Debtors, including Causes of Action, are fully resolved, abandoned or liquidated, as the case may be, all remaining Cash distributed in accordance with this Plan, and the Chapter 11 Cases closed.

7.9           Amendment of Debtors’ Certificates and By-Laws.    On the Effective Date, each of the Debtors’ certificates of incorporation and by-laws shall be amended (as required) and all necessary corporate action will be taken to:

(a)           prohibit the issuance of non-voting equity securities;

(b)           provide for the termination of all officers and directors of the Debtors, effective as of the day after the Effective Date; and

(c)           provide for the election and appointment of the Estate Representative as the sole officer and director of each of the Debtors, effective as of the day after the Effective Date.

Notwithstanding anything to the contrary contained in this Plan or in any applicable non-bankruptcy law (i) the Estate Representative shall have full power and authority to take any and all actions necessary to consummate, and execute the provisions of, this Plan, (ii) any actions or omissions of the Estate Representative may only be challenged in accordance with the terms of this Plan and the Confirmation Order and (iii) the Estate Representative may not be removed from office except in accordance with the terms of this Plan and the Confirmation Order.

7.10         Creation of Post-Confirmation Committee.    On the Effective Date, the Post-Confirmation Committee shall be formed. The Post-Confirmation Committee shall be comprised of between three (3) and five (5) individuals who were members of the Committee prior to the Effective Date. If a member of the Post-Confirmation Committee sells, transfers or assigns its Claim[s], then such member shall be deemed to have immediately resigned from the Post-Confirmation Committee. The remaining members of the Post-Confirmation Committee may elect a replacement member who may be willing to serve. Members of the Post-Confirmation Committee shall not be compensated for their services. The Post-Confirmation Committee may retain and employ such professionals or advisors as the Post-Confirmation Committee, in consultation with the Estate Representative, deems reasonably necessary on such compensation terms as may be appropriate, payable as a separate expense of administration in the ordinary course without further order of the Bankruptcy Court.

7.11         Duties and Responsibilities of Post-Confirmation Committee.    The Post-Confirmation Committee’s duties and responsibilities shall be: (i) meeting with the Estate Representative on a periodic basis (as the Post-Confirmation Committee and Estate Representative agree) regarding the execution of the Estate Representative’s duties under the Plan and the status of the same and (ii) consulting with the Estate Representative regarding all matters covered by the Plan including (a) pursuing of Causes of Action against third parties, (b) objecting to and/or resolving Claims and (c) such other matters effecting administration of the Estates as may be agreed upon by the Post-Confirmation Committee and the Estate Representative. The Post-Confirmation Committee and the Estate Representative may jointly pursue any of the above matters.

7.12         Duration.    The Post-Confirmation Committee shall dissolve upon the closing of the Chapter 11 Cases and entry of a final decree.

7.13         Standard of Care/Exculpation.    The Estate Representative and the Post-Confirmation Committee shall perform their respective duties with reasonable diligence and care. The Estate Representative and the Post-Confirmation Committee shall not be liable to the Debtors or any Claim holder, except upon a showing that the Estate Representative or the Post-Confirmation Committee has been grossly negligent, has willfully disregarded its duties and responsibilities under the Plan, or has otherwise engaged in willful misconduct.

7.14         Release of Liens.    Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens or other security interests of any nature against the property of any of the Debtors will be fully released and discharged. As of the Effective Date, the Estate Representative shall be authorized to file on behalf of creditors form UCC-3s or other forms as may be necessary to implement the provisions of this Section 7.14.

7.15         Limited Substantive Consolidation

For purposes of voting, confirmation and distributions under this Plan, the Chapter 11 Cases shall be deemed to be one consolidated case as of the Effective Date. All property of each of the Debtor’s estates shall be deemed to be property of a consolidated entity consisting of all of the Debtors’ estates. Each Claim against any of the Debtors will be deemed to be a Claim against a consolidated entity consisting of all of the Debtors, and any proof of Claim filed against one or more of the Debtors will be deemed to have been filed against the consolidated entity. All guarantees by one of the Debtors in favor of any of the other Debtors will be eliminated, and all guarantees executed by any of the Debtors in favor of a creditor will be deemed to be a single obligation. Substantive consolidation shall have no effect on valid, enforceable and unavoidable Liens except for Liens that secure a Claim that is eliminated by virtue of substantive consolidation and Liens against collateral that ceases to exist by virtue of substantive consolidation. Substantive consolidation shall not (i) create a Claim in a Class different from the Class in which a Claim would have been placed in the absence of substantive consolidation; (ii) change the priority or nature of a Claim in a manner different from the priority or nature of such Claim in the absence of substantive consolidation; (iii) affect each Debtors’ separate corporate existence or independent ownership of property for any purposes other than for the limited purpose of making distributions under the Plan; or (iv) affect any Causes of Action of each of the Debtors.

ARTICLE VIII

DISTRIBUTIONS

8.1           Disbursing Agent.    All distributions under this Plan shall be made by the Disbursing Agent.

8.2           Date of Distributions.    Any distributions and deliveries to be made to holders of Allowed Claims under this Plan shall be made on the Effective Date, the Initial Distribution Date and on Subsequent Distribution Dates, as provided herein.

8.3           Establishment Reserves and Distributions.

(a)           The Disbursing Agent shall pay Allowed Administrative Claims and Allowed Priority Tax Claims in accordance with Article V of the Plan, and Allowed Secured Claims (as appropriate) in accordance with Section 4.2 of the Plan. On the Effective Date, the Disbursing Agent shall establish: (i) the Professional Fee Reserve; (ii) a reserve for Administrative Claims that may become Allowed after the Effective Date; (iii) a reserve for the costs of administration following the Effective Date; and (iv) the Disputed Claims Reserve. If a Claim becomes a Disputed Claim after the Effective Date, the Withheld Distribution Amount attributable to such Disputed Claim shall be transferred to the Disputed Claims Reserve Pending Allowance of such Claim in whole or in part.

(b)           Following the establishment of the reserves set forth above, the Estate Representative shall, on the Initial Distribution Date, make a distribution of the remaining Cash on hand to holders of Allowed General Unsecured Claims on a pro rata basis. Thereafter, on each Subsequent Distribution Date, the Estate Representative shall make additional pro rata distributions to holders of Allowed General Unsecured Claims from the Cash on hand available for such distributions, in accordance with the terms of the Plan, ensuring that following each subsequent distribution, holders of Allowed General Unsecured Claims have received the same pro rata amount of their Allowed Claims. Any amounts in the reserves established pursuant to this Section that are not required to pay Administrative Claims, Priority Tax Claims or costs of liquidating the Debtors’ remaining assets shall be distributed pro rata to the holders of Allowed General Unsecured Claims, pursuant to the terms of the Plan.

8.4           De Minimus Distributions.    No distribution of less than twenty-five dollars ($25.00) in Cash shall be made to any holder of an Allowed Claim.

8.5           Means of Payment.    Payments made pursuant to the Plan shall be in Cash unless stated otherwise.

8.6           Recipient of Distributions.    All distributions to holders of Allowed Claims to be made under the Plan shall be made to the holders of such Claims as of the Voting Record Date as set forth on the register of Claims maintained by the Tabulation Agent. Changes as to the holder of a Claim or Equity Interest on or after the Voting Record Date shall only be valid and recognized for distribution, voting and all other purposes if notice of such change is filed with the Bankruptcy Court, in accordance with Bankruptcy Rule 3001, if applicable, and served upon the Debtors and their counsel.

8.7           Delivery of Distributions.    Subject to Bankruptcy Rule 9010, distributions under this Plan shall be made at the address of each holder of an Allowed Claim, as set forth on the proofs of claim filed by such holders (or at the last known address of such holder as of the Confirmation Date if the Debtors have not been notified in writing of a change of address). If any distribution to the holder of an Allowed Claim is returned as undeliverable, no further distributions to such holder shall be made unless and until the Estate Representative is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. All claims for undeliverable distributions shall be made on or before the later of: (i) the first anniversary of the Initial Distribution Date; or (ii) one hundred eighty (180) days after the date on which the Claim in question becomes Allowed. After such date, all unclaimed property shall revert to the Debtors and the Claim of any holder with respect to such property shall be discharged and forever barred.

8.8           Time Bar to Payments.    Checks issued by the Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within six (6) months after the date of issuance thereof. Any Claim in respect of such a voided check shall be discharged and forever barred. Requests for reissuance of any check shall be made within such six (6) month period directly to the Disbursing Agent by the holder of the Allowed Claim with respect to whom such check originally was issued.

8.9           Withholding and Reporting Requirements.    In connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Entity, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not issue such instrument or make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Estate Representative shall file federal income tax returns for the Debtors pursuant to Section 6012(b) of the Internal Revenue Code of 1986, as amended.

8.10         Surrender of Instruments.    As a condition to receiving any distribution under this Plan, each holder of any Claim entitled to receive a distribution hereunder, except for holders of Priority Tax Claims and Governmental Entities holding Secured Claims arising from ad valorem business personal property taxes, shall (A) surrender any and all promissory notes, options, warrants, certificates, instruments, and any and all other and related documents evidencing such Claim to the Disbursing Agent and (B) upon request, provide the Debtors with a lien release and UCC-3 termination statement. Any such holder that fails to (x) surrender such instruments, (y) execute and deliver an affidavit of loss and/or indemnity with respect to such instruments reasonably satisfactory to the Disbursing Agent within three (3) months of the Initial Distribution Date, or (z) provide a lien release and UCC-3 termination statement as requested, shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan, and any Claim with respect thereto shall be discharged and forever barred.

ARTICLE IX

PROCEDURES FOR RESOLVING AND TREATING DISPUTED CLAIMS

9.1           Prosecution of Objections.    Except insofar as a Claim is Allowed hereunder, the Estate Representative shall be entitled to object to and/or seek the estimation of Claims. On and after the Effective Date, except as the Bankruptcy Court may otherwise order, the filing, litigation, settlement or withdrawal of all objections to Claims and Equity Interests shall be the exclusive right of the Estate Representative in consultation and in conjunction with the Post-Confirmation Committee (as set forth herein), except that objections to Fee Claims may be made by parties in interest in accordance with the Bankruptcy Rules.

9.2           Objection Deadline.    Objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of each Claim to which an objection is made by the Objection Deadline.

9.3           No Distributions Pending Allowance.    Notwithstanding any other provision of this Plan, no payment or distribution shall be made in respect of any Claim or portion thereof to the extent it is a Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.  As set forth in Section 8.3 hereof, the Disbursing Agent shall withhold from the property to be distributed on the Initial Distribution Date and any Subsequent Distribution Dates the Withheld Distribution Amount which shall be an amount sufficient to be distributed on account of Claims that are not Allowed as of the Initial or Subsequent Distribution Date, as appropriate. No interest of any sort shall accrue on or be payable in respect of Disputed Claims except for interest payable under applicable law with respect to Allowed Priority Tax Claims or Allowed Secured Claims held by Governmental Entities arising from ad valorem business personal property taxes.  Claims of each individual agency of the United States shall be paid in accordance with the terms of the Plan following resolution of all claims of such individual agency.

9.4           Late Filed Claims.    Unless otherwise provided in a Final Order of the Bankruptcy Court entered on or before the Confirmation Date, any Claim for which a proof of Claim is filed after the applicable Bar Date shall be deemed disallowed. The holder of a Claim that is disallowed pursuant to this Section 9.4 shall not receive any distribution on account of such Claim and the Estate Representative shall not need to take any affirmative action for such Claim to be deemed disallowed.

ARTICLE X

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

10.1         Rejection of Executory Contracts.    Unless otherwise stated herein, all executory contracts and unexpired leases to which the Debtors are a party which: (i) have not previously been assumed or rejected pursuant to a Final Order of the Bankruptcy Court; (ii) are not subject to a pending motion to assume or reject as of the Confirmation Date; or (iii) have not expired or been terminated by their terms, shall be deemed rejected by the Debtors as of the Effective Date.

10.2         Rejection Claims.    Any Person that is a party to an executory contract or unexpired lease with the Debtors that is rejected pursuant to this Plan shall file any Claim for damages as a result of such rejection and serve the same upon the Estate Representative within thirty (30) days after the date of such rejection (or such other date as established by the Bankruptcy Court) otherwise any such Claim shall be discharged and forever barred, and will not be enforceable against the Debtors, their successors, their properties, the Estate Representative or the Liquidation Trust.

ARTICLE XI

CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS PLAN

11.1         Conditions to Effective Date.    The Effective Date of this Plan shall not occur unless and until each of the following conditions have been satisfied or waived by the Debtors:

11.1.1      The Bankruptcy Court shall have entered the Confirmation Order, the effect of which is not stayed; and

11.1.2      The Estate Representative shall have assumed her position and the Post-Confirmation Committee shall have been formed.

11.2         Waiver of Conditions.    Any of the foregoing conditions may be waived by the Debtors, in whole or in part, without notice, at any time, without an order of the Bankruptcy Court and without any formal action other than proceeding to consummate this Plan. The failure to satisfy or waive any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right will be deemed an ongoing right that may be asserted at any time.

ARTICLE XII

RETENTION OF JURISDICTION

12.1         Jurisdiction of the Bankruptcy Court.    Following the Confirmation Date, the Bankruptcy Court shall retain and have exclusive jurisdiction over all matters arising in, arising under and related to the Chapter 11 Cases to the fullest extent permitted by law for, among other things, the following purposes:

12.1.1      To hear and determine any and all pending applications for the rejection, assumption or assignment of any executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

12.1.2      To hear and determine any motion, application, adversary proceeding, contested matter and other litigated matter pending on the Confirmation Date;

12.1.3      To hear and determine any Causes of Action or claims retained by the Debtors pursuant to this Plan, whether or not any contested matter or adversary proceeding with respect to such Causes of Action has been commenced as of the Confirmation Date;

12.1.4      To ensure that distributions to holders of Claims are accomplished as provided in this Plan;

12.1.5      To consider Claims or the Allowance, classification, priority, compromise, estimation or payment of any Claim or Administrative Claim;

12.1.6      To enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

12.1.7      To hear and determine all requests for payment of Fee Claims;

12.1.8      To hear and determine any application to modify this Plan in accordance with Section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

12.1.9      To issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of this Plan, the Confirmation Order or any other order of the Bankruptcy Court;

12.1.10    To hear and determine disputes arising in connection with the execution, interpretation, implementation, consummation or enforcement of this Plan;

12.1.11    To take any action and issue such orders as may be necessary to construe, enforce, implement, execute and consummate this Plan or to maintain the integrity of this Plan following consummation;

12.1.12    To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

12.1.13    To hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code (including any requested expedited determination of tax under Section 505(b) of the Bankruptcy Code);

12.1.14    To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

12.1.15    To enter a final decree closing the Chapter 11 Cases.

12.2         Failure of Bankruptcy Court to Exercise Jurisdiction.   If for any reason the Bankruptcy Court abstains from exercising, or refuses or declines to exercise, jurisdiction over any matter arising in, arising under or related to the Chapter 11 Cases, including the matters set forth in Section 12.1 hereof, such abstention, refusal or declination shall have no effect on the exercise of jurisdiction by any other court which has jurisdiction over such matter. Nothing in this Article XII shall constitute a waiver by the United States of its rights to assert that the Bankruptcy Court lacks jurisdiction over any matters set forth in this Article XII.

ARTICLE XIII

EFFECTS OF CONFIRMATION

13.1                          Exculpations. Neither the Debtors, the Estate Representative, the Committee, nor any of their respective members, officers, directors, employees, agents, attorneys or professionals shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission arising out of or in connection with the Chapter 11 Cases, the administration of assets of the Debtors’ estates, the confirmation of this Plan, the consummation of this Plan, or the administration of this Plan or property to be distributed under this Plan, except for willful misconduct or gross negligence. The Debtors, the Estate Representative, the Committee, and each of their respective members, officers, directors, employees, agents, attorneys and professionals shall be deemed to have acted in good faith with regard to the solicitation of acceptances or rejections of this Plan and shall be entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code. Entry of the Confirmation Order shall act as a comprehensive release of and injunction against the bringing of any claim or cause of action with respect to any such liability. Such release and injunction shall specifically include, but not be limited to, any claims with respect to rights under any prior unconfirmed plan of reorganization or agreements relating thereto and any claims with respect to Claims or Equity Interests, or transfers thereof. This Section of the Plan shall not apply to the United States, except for the second sentence hereof.

13.2                          Injunction Against Interference With Plan. Except as otherwise provided herein, upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

13.3                          Releases.

(a)                                  General. Upon the Effective Date, except as otherwise provided herein, all Persons shall be deemed to have released, and shall be forever precluded and permanently enjoined from asserting, commencing, conducting, enforcing, attaching, collecting, recovering, perfecting, creating or continuing, in any manner, directly or indirectly, against the Debtors, the Committee, the Estate Representative, the members of the Debtors’ Boards of Directors, and each of their respective members constituents, principals, officers, directors, employees, agents, representatives, attorneys, professionals, affiliates, successors, predecessors, and assigns any (i) Lien, encumbrance, security interest, Equity Interest or charge of any nature or description whatsoever relating to the Debtors, the Chapter 11 Cases or affecting property of the Debtors’ bankruptcy estates, (ii) Claim or any other Liability relating to the Debtors or the Chapter 11 Cases, and (iii) causes of action, whether known or unknown, discovered or undiscovered, scheduled or unscheduled, contingent, fixed, unliquidated or disputed, whether assertable directly or derivatively by, through, or related to the Debtors, against successors or assigns of the Debtors and the individuals and entities listed above (including, but not limited to Claims sounding in tort, contract, warranty, or any other theory of law, equity or admiralty), matured or unmatured, contingent or noncontingent, senior or subordinated, based upon any condition, event, act, omission, occurrence, transaction or other activity, inactivity, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date in any way arising out of, relating to or connected with the operation of the Debtors’ businesses or the Chapter 11 Cases, except for personal liability associated with Allowed Priority Tax Claims under applicable nonbankruptcy law, all regardless of whether (a) a proof of Claim or Equity Interest has been filed or is deemed to have been filed, (b) such Claim or Equity Interest is Allowed or (c) the holder of such Claim or Equity Interest has voted to accept or reject this Plan; provided, however, that the above release shall not apply to acts of willful misconduct or gross negligence, or to direct claims (if any) held by public investors. The foregoing release shall also constitute a release by the Estates of the Debtors’ directors, officers and employees, subject to the Committee’s investigation to be completed prior to the Confirmation Date. Except as otherwise set forth herein, all Persons will be deemed to have consented to the release set forth above unless a specific lack of consent is indicated on the Ballot or otherwise indicated to the Bankruptcy Court and counsel for the Debtors in an appropriate pleading objecting to the confirmation of the Plan. Nothing in this Section of the Plan shall apply to the United States, and nothing in this Section of the Plan shall be deemed to prevent parties in interest from seeking to enforce this Plan in the event of a default hereunder.

(b)                                 ALPA. Upon the Effective Date, in consideration of the treatment provided for herein, ALPA and the Debtors, on behalf of themselves and their respective members, constituents, principals, officers, directors, employees, agents, representatives, affiliates and predecessors, shall be deemed to have released each other, and each of their respective members, constituents, principals, officers, directors, employees, agents, representatives, attorneys, professionals, affiliates, successors, predecessors and assigns of and from any and all Claims, rights, causes of action, liabilities, obligations, suits, judgments, damages, demands, debts and rights (other than the rights of the parties to enforce the Plan) whatsoever, whether at law on in equity, whether known or unknown, discovered or undiscovered, scheduled or unscheduled, contingent, fixed, unliquidated or disputed, whether assertable directly or derivatively by, through, or related to the Debtors, matured or unmatured, contingent or noncontingent, senior or subordinated, based upon any condition, event, act, omission, occurrence, transaction or other activity, inactivity, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date in any way arising out of, relating to or connected with the operation of the Debtors’ businesses or the Chapter 11 Cases.

13.4                          Retention of Causes of Action/Reservation of Rights.

(a)                                  Except as set forth in this Plan or in the Confirmation Order, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights or Causes of Action that the Debtors may have or which the Estate Representative (in consultation and in conjunction with the Post-Confirmation Committee) may choose to assert on behalf of the Debtors’ respective Estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a cross-claim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, or their officers, directors or representatives, (ii) the turnover of any property of the Debtors’ estates, and (iii) rights against financial advisors, underwriters, lenders or auditors relating to acts or omissions occurring prior to the Petition Date.

(b)                                 Except as set forth in this Plan or the Confirmation Order, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left unimpaired by this Plan. The Estate Representative shall have, retain, reserve, and be entitled to assert, at its sole discretion, all such Claims, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date and all of the Debtors’ legal and equitable rights respecting any Claim left unimpaired by this Plan may be asserted by the Estate Representative after the Confirmation Date.

13.5                          Vesting of Assets. Upon the Confirmation Date, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ bankruptcy estates shall re-vest in the Debtors as set forth herein, free and clear of all Claims, Liens, encumbrances, charges and other interests, except as otherwise provided herein.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1                          Exemption from Transfer Taxes. Pursuant to Section 1146(a) of the Bankruptcy Code, (i) the creation of any Lien or other security interest, or (ii) the making or assignment of any lease or sublease, or (iii) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, any restructuring, disposition, liquidation, or dissolution, deeds, bills of sale, or transfers of tangible property, will not be subject to any stamp tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased real and personal property, approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of, or in connection with, this Plan.

14.2                          Dissolution of Committee. The Committee shall dissolve, and the duties of the Professional Persons retained by, and the members of, the Committee during the Chapter 11 Cases shall cease, on the Effective Date.

14.3                          Payment of Statutory Fees. On the Effective Date, and thereafter as may be required, the Estate Representative shall pay all fees payable pursuant to 28 U.S.C. § 1930 and prepare and submit such post-Confirmation reports as may be required with respect thereto.

14.4                          Recognition of Subordination Rights. Except as otherwise provided in this Plan, all Claims and Equity Interests based upon any claimed contractual subordination rights pursuant to any provision of the Bankruptcy Code or other applicable law, shall be deemed satisfied by the distributions under this Plan to holders of Allowed Claims having any such contractual subordination rights. The distributions to the various classes of Claims under this Plan shall not be subject to levy, garnishment, attachment or like legal process for any holder of a Claim by reason of any claimed contractual subordination rights or otherwise of the holder of a Claim against the holder of another Claim, except as expressly provided in this Plan. On the Effective Date, all holders of Claims shall be deemed to have waived any and all contractual subordination rights that they may have with respect to such distributions, and the Bankruptcy Court shall permanently enjoin, effective as of the Effective Date, all such holders from enforcing or attempting to enforce any such subordination rights with respect to such distributions.

14.5                          Setoff Rights.

14.5.1                  By the Estate Representative. In the event that the Debtors have a claim of any nature whatsoever against the holder of a Claim, the Estate Representative may, but is not required to, setoff against the Claim (and any payments or other distributions to be made in respect of such Claim hereunder) such claim against the holder, unless any such claim is or will be released under this Plan. Neither the failure to set off nor the allowance of any Claim under this Plan shall constitute a waiver or release by the Debtors or the Estate Representative of any claim that the Debtors or the Estate Representative has against the holder of a Claim.

14.5.2                  By Third Parties. Unless otherwise authorized by a Final Order, to the extent permitted by applicable law, any holder of a Claim must assert any setoff rights against a claim by a Debtor against such Claim holder by filing an appropriate motion with the Bankruptcy Court seeking authority to set off on or before the Confirmation Date, or such right to setoff will be deemed waived and forever barred, notwithstanding any statement to the contrary in a proof of claim or any other pleading or document filed with the Bankruptcy Court or delivered to the Debtors. Nothing in this Plan or in the Confirmation Order shall enjoin or otherwise impair the United States’ rights of recoupment and/or setoff.

14.6                          Substantial Consummation. On the Effective Date this Plan shall be deemed to be substantially consummated under Sections 1101(2) and 1127(b) of the Bankruptcy Code.

14.7                          Revocation. The Debtors reserve the right to revoke and withdraw this Plan prior to the Confirmation Date. If the Debtors revoke or withdraw this Plan, then this Plan shall be null and void and, in such event, nothing contained herein shall be deemed to (i) constitute a waiver or release of any Claim by or against the Debtors or any other Person; (ii) prejudice in any manner the rights of the Debtors or any other Person; (iii) constitute an allowance of any Claim or Claims that have been Allowed herein for the purposes hereof; or (iv) constitute any admissions by the Debtors or any other Person in any further proceedings involving the Debtors.

14.8                          Amendments.

14.8.1                  Plan Modifications. This Plan may be amended, modified or supplemented by the Debtors before or after the Confirmation Date and before Substantial Consummation of this Plan, in the manner provided by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct; provided, however, that the Debtors shall provide any party requesting notice of all amendments, modifications or supplements with appropriate written notice of the same. In addition, after the Confirmation Date, so long as such action does not adversely affect the treatment of holders of Claims or Equity Interests under this Plan, the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, and with respect to such matters as may be necessary to carry out the purposes and effects of this Plan.

14.8.2                  Other Amendments. Prior to the Effective Date, the Debtors may, in consultation with the Committee, make appropriate technical non-material adjustments and modifications to this Plan or the Disclosure Statement without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect the treatment of holders of Claims or Equity Interests.

14.8.3                  Oral Agreements. The terms of the Plan, Disclosure Statement and Confirmation Order may not be changed, contradicted or varied by oral statement, agreement, warranty or representation.

14.9                          Plan Classifications. The Debtors reserve the right to separate the Classes of Claims and Equity Interests hereunder and create subclasses to the extent necessary to effectuate confirmation of the Plan.

14.10                    Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims, the holders of Equity Interests, and their respective successors and assigns; provided, however, that if this Plan is not confirmed or the Effective Date does not occur, this Plan shall be null and void and nothing contained herein or in the Disclosure Statement shall be deemed to: (i) constitute a waiver, acknowledgment or release of any Claim by or against or any Equity Interest in the Debtors or any other Person; (ii) prejudice in any manner the rights of the Debtors, their respective estates or any other Person; or (iii) constitute any admission by the Debtors or any other Person with respect to any matter set forth herein or in the Disclosure Statement, including any liability on any Claim or the propriety of the classification thereof.

14.11                    No Attorneys’ Fees. Other than the Fee Claims of Professional Persons, no attorneys’ fees shall be paid by Debtors with respect to any Claim or Equity Interest except as specified herein or as provided by the Confirmation Order or other Final Order of the Bankruptcy Court.

14.12                    No Interest. No interest shall accrue or be payable in respect of any Claim or Equity Interest whether Disputed or otherwise, except as provided in Section 5.2 hereof or as may be required under applicable law with respect to Secured Claims held by Governmental Entities on account of ad valorem business personal property taxes.

14.13                    Time. In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

14.14                    Default. In the event of an alleged default under the terms of this Plan, a party in interest with a right to receive distributions hereunder shall provide notice of such default pursuant to Section 14.15 hereof. If the Estate Representative fails to cure such asserted default within ten (10) Business Days of receiving such notice, the party asserting the default may file with the Bankruptcy Court such pleadings as may be appropriate to (i) compel enforcement of the Plan or, solely with respect to Governmental Entities holding Allowed Secured Claims arising from ad valorem business personal property taxes, (ii) permit enforcement of state law remedies.

14.15 Notices. Any notice required or permitted to be given hereunder shall be in writing and served upon the following parties so as to be received by 4:00 p.m. Central time on or before the date required:

Jessica L. Wilson

1535 W. 20th Street

P. O. Box 612787

DFW Airport, Texas 75261

Facsimile: (972) 456-2490

-and-

Andrews Kurth LLP

1717 Main Street, Suite 3700

Dallas, Texas 75201

Attn: Jason S. Brookner

Facsimile: (214) 659-4829

-and-

Brett Miller

Todd M. Goren

Morrison & Foerster LLP

1290 Avenue of Americas

New York, NY 10104

Facsimile: (212) 468-7900

Any notice given by delivery, mail or courier, shall be effective when received. Any notice given by telecopier shall be effective upon oral or machine confirmation of transmission.

14.16                    Severability. If the Bankruptcy Court determines that any provision of this Plan is unenforceable either on its face or as applied to any Claim or Equity Interest, the Debtors may modify this Plan in accordance with Section 14.9 hereof so that such provision shall not be applicable to the holder of any Claim or Equity Interest. Any such determination of unenforceability shall not (i) limit or affect the enforceability and operative effect of any other provisions of this Plan; or (ii) require the resolicitation of any acceptance or rejection of this Plan unless otherwise ordered by the Bankruptcy Court.

14.17                    Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other non-bankruptcy federal law are applicable, this Plan and any agreements, documents, and instruments executed in connection therewith shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, except as may otherwise be provided in such agreements, documents, and instruments.

Dated:	Dallas, Texas
June 23, 2008

Respectfully submitted,

KITTY HAWK, INC.

/s/Jessica L. Wilson
By: Jessica L. Wilson
Its: Vice President and Chief Financial Officer

KITTY HAWK CARGO, INC.

/s/Jessica L. Wilson
By: Jessica L. Wilson
Its: Vice President and Chief Financial Officer

KITTY HAWK AIRCARGO, INC.

/s/Jessica L. Wilson
By: Jessica L. Wilson
Its: Vice President and Chief Financial Officer

KITTY HAWK GROUND, INC.

/s/Jessica L. Wilson
By: Jessica L. Wilson
Its: Vice President and Chief Financial Officer

KH GROUND, INC.

/s/Jessica L. Wilson
By: Jessica L. Wilson
Its: Vice President and Chief Financial Officer

Paul N. Silverstein
S.D.N.Y. Bar No. PS-5098
ANDREWS KURTH LLP
450 Lexington Avenue
New York, New York 10017
Telephone:	(212) 850-2800
Facsimile:	(212) 850-2929

Jason S. Brookner
State Bar No. 24033684
ANDREWS KURTH LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Telephone:	(214) 659-4400
Facsimile:	(214) 659-4829